EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2000 relating to the financial statements and financial statement schedule of International Flavors & Fragrances Inc., which appears in International Flavors & Fragrances Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
November 27, 2000